Exhibit 3.17

Liikkl IFP:' Carl(t 1:1- BARBARA K. CELIAVSKE t k ilk a t ascfetariii of State D2 Ncrlh Opreoin Street Leaman: of %laic Car'S811 CIC9, l ad& B1171111-42(11 Saxe 01 Nraiii .7131. 681.57013 Wskisitia: p.rraw.mrGos.gow Certificate, Amendment orWithdrawal of Designation N RS 711.1 .190N6.1. certificate or Designation TI Certificate of Aanendrafillit to DB:1341nE1tion - Elafera Issuance of Clam or Serial!' of ArnbriderhenttO DellignatiOrl - AitileigRian413. DIrChtis &VIM I- De rti5 Loft. u.r Wiltidrs.i.val of QierIllicetei of 1:14mIgnalipri -YPE CtR PRINT - USE DARK INK ONLY - NOT 1-11101-1LIGHT . Entity information: Ns_rre of entity: UDINLIIVE CORPORATION Erlity or Nevada Business Idantikalion Number (NVID). NV19.421132329 . Effectlhoe date and or Uers'aste flf DIEsnaZian or Date Time. A•rierirnefiL lo Deolorulion Only ;r hunt rack ba Wer than 90 days :Her the terlilleake is filed) . Cia.es or series. of he class or serves Off stock being deEici.nated wrihmthl.s Ewa: (Ceilificii5e Ci=cignalion only!. _ Informalion for The origiral Clat 4r wies sick being emended wilhirl that. Brig. *misti4lirient of dim's or series of stock: Bailee A Preferred Oak . Ain Cridwherit El Certificate of Amendment to DosIpaton- Before Issuance of Claes or Series .class or s.eries of A.% the dale of this certifrzta no slImFs nr glit• (UM or series Of stack risme Mier. issued. stock: of Ponendmeni to DesigrAliOrl- AN!' Issuance of Clan c Series The a nimpdin&yt rise tam aproved 4W the stDdthoklers Fielding 12.-ieres ii The onipargain w Inia-ri 1 comir e a meioriy oF the yelling power, or ouch TEIRK pnAZICIrkn of lfrc umirg power 89 rp:351 t'3 I84311.1 MCI !Z."' thin arid.= of :ncorporalior or :11E CeillilCalB of cleaigrialiari G_ResolutiOn: By resolution of the 15cerd of airectors curSiAnt tO a provision In the articles of incorporation this (Cerlihm16 or Desigrailicit certificate establ.}Bhes OR smaridE. the following nagarang 'We Votirizi powers. designErLione, and ArnericIrmsrtfci OfertnilinwS, IifrliL nS, raetrictona and rekahre rights of thq follmir5g dem. or serieo. of stock: Dersigrial.inn only) , WillIrrdriwill! Des+gnation being Date of Vidithdrawn: Designation: f;ki tinang4g of the class or series of stock being withdrawn are Outstanding. reel-J.11.1im of the board of direcboiS aulhoming the Withdrawal of the cei'.i.5Gate of clesIgnalion estatilishing the class Or S61stS S1 15. Signaturce. (hter.uireol %dr Raymond re A Date .1 ipiuzezu SWature of Officer DKr form ramst lye ar:crimparlieti Ady.MOVIerii. rein. PF96,1 of 1 Revised. (21:11P Filed be 1)1TIceor tairixd litchi CL TIMMS Faint! %Am:11w 21:12111031.69, Seurimuf Roo ' Ned G. BARDARA K. CEGAVSKE RI& CliSlreajm II47rl2LOP13:17!52 FM Secretary of Stow • PArnberof Najrs a2 North Cerion 5Creei III Carsnri Cllty, fierusda 4111,70142{11 (776) es4-a701e Wivere.rriesoc.gav Certificate Anriendment or Withdrawal of Designation WS 78.1955, 78.195505) Certificate of busignation CorEincate tot Amenclirripant !e b ig notion - Before Mosaic*. of Chess Gr Series Ccrtificate of Amendinemt W Designation - After Issuance of Class or Series Certificate of Withdrawal of Cortlk-alt of Chisigniation TYPE OR PRINT -USE DARK INK ONO' - hicii Hisistuowr . Entity information: Name of entity: LlorklEve Corporation Ertty or Nevada Business krefitiliostIch Nurnttr NV199i81132329 . Effective date and For Corillioarie of Deelgraliart or Miler Time. Arlierdrnent to Deskinettn Only Criptimal) (mum no; to inir.r than ripyg ANN rhe I fifioute 5 'rim* Class oh series of The 01P5 r scrios of Coat being-designate:I w?lhirt this filing: Elock: (1::erlyttate r..surkilion oily) , I nfournetIon for The crIgirlAl class or ee,-ies of Mock being amended within this fling. zurlerntbileVit tif class or series of stock: . Amendment of Certlfhtilte of Amendment to Designation- More Issuance of CI rSerrios dem or aeries of As cf she date 01 lt1113 ceditate no entree or u-re alms or srius of stock haws teen Issued. Slack; Certill=bik Gf Arrendynent fa Designeticn- After Fssuenre of Class or Scrioe The errierxlment had btlerl &Waved by he vote of saccid-,oldprs hri dVig shame I 1 the crorpoiswil enGtllnp thorn too exe:cise a makcity crftri Klarg no w or such greats(' rr000rlion df Vie power , May be revired by the articles or irmitriAtualian or ;het q¢rtiiep1e ryfclecEdgriatin. . Resoluthark: reslutian of the board of directors piraLait to PrCer i&i:1 ft in the edam at incorporation this Carm ne ar DeeIgnelkin certificate establishes OR whams the tollquirc regarding the Yotirg powers, designaEcers, end Amendment to pretredenea-A, Frohpliporr, r4r4(C111:111F and relabve rights cr trioof class or series of mocks Designation only: RESOLVED, that, pursuant to the authority granted to and vested in the Board the Corporation adcplE (S-e6 attached) . WitbelnawRI. •••• rdicil Wing. C 1LiI L.Tf Wrrhffraven. Desquit on. No shame of tie class cr aeries of stock being withdrawn are out:slondin„ The resoiridlon of the bi d of dizeciore euMoriging the 'Withdrawal of he certificate of alas'. notion estabfahirc the chart or aeries of Mock 8- Signature...Br:cm-red: X Date: SIgn.ture Of Cif ter Attach onobo-131 t}&ri fF neoeesary Popelsr14 Firivhati. 1 MIMI This form muet be eccuriparped by 3bFrrogni0e fat;. AMENDED AND RESTATED CERTIFICATE OF DESIGNATION 01( ILIONT IVT CORPOHA'11 ION SLY.7ti1311 78,1955 of the: Neopadu Revised Statutes SERIES A PREFERRED STOCk On behalf of UONLIVE CORPORATION, a Naystia eon:mat:ion (the ''Corootativiy"), the undersigned hereby certifies that the following resolution has been duty adopted )y the board or directors of the. Corporation (the "134,,ard"): RESOLVED, that, pars at to the authority granted. to and vested in the Board by the provisions of the articles. or incorpmation or the Corporation (the "Articles of incorporation:1, there hereby is creamed, out of the 'Len (i0:o4R,ona) shares of prefer-Ltd biLleA, par value $(01)11 per share, or the Corporation authorized few the Cc tpuntlion's Articles al' tneorporation ("Preferred frigri"), Smics A Prcfcerred Stock, consisting of Two fiffillion (2,0130,00D) shares, vellic.h series shall have the following powers, cle,signation5, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and rostrictlons: The apecitic powcrs, protercnces, rights and Ilimitallorm oldie Series A Preferred Stork arc as follows:: C. Ltheidlij a anbialn. SubjeCI ED the rights of any existing serin or Preferred Stock or to the rights of any series of Preferred Sicck which ma from Lime to Lime hereafter come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out or any asset; legally available therefor, upon any payment of any dividend (payable other than in Common Stock or other securities and rights converti bk into . or entitling the holier thomof to receive, directly or indirectly, additional shard COril ItiOn Stock of the Corporation) on the Common Stock of the Corporation, as and if declared by the Board of Directors, as if the Scrims A Preferred Stock had been converted into Cominon Stuck. Linuidatiun Pravrenec, (a) In the cvenE «f any liquidation, dissolution 01 winding up of the Corporation. either VORALary rxr lin'Olkilitilirfr 1460.:UL to the righLs of any existirc series of Preferred Stock or to the rights of any Berle of Pretbrred Stook which may ti,orn time, to time hereafter come into existence, ahc holders orthe Series A Proflltred Stock Shrill be entitled to receive. prior end in pod-merge to arty distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their rfil m crship thereof. an amount per share equal to the pride per share actually paid to the Corporation upon the initial iNsuance of the Series A kirororred Stock (Eilieli, the "the Original iSSkid Price") for ca.ch share or Series A Preferred Stock then held by ihem, plus- dgckarcd but unpaid dividends,. Unless tlic Corporation can c*tablish a ditTere:td Original Issue Pric-r in connection with a particular sale cif Series A Preferred Stock, die Original Issue Price shall 1313W:00i per share for the Serie* A Preferred Stock. If, upex the occurrcuce of any liquidation, digsolution or winding up of the Crarporation. ._IL MI-SLIM and fun& 1.131.1% 431%;Ifil'AILII2C1 Orruing the holika.5 or the :Serie A Preferred .Stack RIM!! ba Insagiolent bopermir the puymMILLtosuchholders oflhafull aforesairL ru4areeliel arnuarlEs. them, subjEct to the Apts. of any eN 1E1 rig Series of Pyelemml &LTck or to t1 rights &any geriss of Preis Srmk which may from time to aline heradter come ihtn el4i$feuce, and liunds of the multiration leWly fur distribution shall lat distnbuted ratably 2CMOTIg the holdk:ss oFthe mak 9VriCS of firefeinA Sluck in proportion 1r3 the preferential ornnnnt each such holder is asherafisc unit-hied Ice nmeive. (b} Upon the cognpletion of the distribution required by Seelion (a) above and any other distribution that may be require3d with respect to the rights orally existing grain of Prefemed Stock or to the rightA cif any Series of Preferred Rtoclk which may Fmti rime to Benue hereafter come into existence, if ossels remain in th.e Corp:weak:in, the remaining assets shall be eliSitibuted to the hoickal ofthe Common Mock until such tiane as the holders oft he Common stock shall hove received a return Mille capital originally cipntributed thereby. Thereafter, if useits remain in. dm Corporation, all retnainiq, assets shall be digtrilimitod !.0 all borders of Common Stock abr.! to each series or Prcrurrcd. Stock_,pro rata biler.143h [he !lumber of opines of Common Stock held by earth *sot ingeonvercion °fall such Prefermi Stock into Common Stock). (c) For rerIX54.25 of this Section 2, a liquidation, 4izmiludan err winding tip of the CGTPEariCHI &hart be deemed ECt be occaskined by, et to include, (i) Ehe acquEsition of the Corporatino hy another entity by means of any transaction DT scrim or related transactions (including_ without limitation_ any reorgooimtion, morper or consulidation, but excluding any merger effected exclusively for the purrima f changirig the domicils ttf thg Cayriaration). na (ii) a sale <Ilan or subvhantially all or the assets oldie Corporation. urdess the Corporation's silocidlolder3 of record as conKtitisted iffiTnitdiamIy rridr to such acquisition or salt will, immediately after such acquisition or &Ilk (by virtue or securities issued as consideration for the Corppration-s acquisainn or gale or otherwise) bald at least fifty Tercet!! (50%) of the voting, power of the suriboing or acquiring amity in approximately the game relative percentages otter Rikch aoquisilflon nr sale as before such acquisition or sale. (d) [n any o` the events specified in (0) above, iethe consideration received by the con-A-ration Ss ocher than cash_ its value will he deemed its fait market value. Any securities shall he valued as rn I lows: (i) Scuurities out subject lu investmem ItIrer or !Deer cirri lar rmtrintions on free inarketebi lity; (A) I f tritild on a 2;44:411itieS eirichaig4., the value RhAl I In deeirledi iu be 1110 Averagc of lfw eLosir4 prices of the ksantie ft CO such exchange elver rho thiity-day period ending three (3) days prior to 4LIC etc ing; (13.) If attLvely traded over-the-counter, the value be deemed to be the average of the closing bid or sale piiecs (whicherver is oppli.obie) OM" the t h irty-day period ending three (3) dap priory the c-10;ing; and (C) If there is no active puh]i . market, the value shall be the fair market value thereof; as deterrni mad in gel faith by the Baird oaf Directors_ (ii) 1h method of valuati:on of securities subject to ITIVeRtritelli letter LIT ol her reslriiil jams Orr rrer marecdtability (Dther tb,ap relricticins arising solOy by virtue of a stockholder's itatus as am aitli Usu. or truer affilii.k) &Toll be to make an appropriate discount from the market value determined as above in (i)(A) (B) or (C) w rdleet the approximate fair market imaLre thoreof, as mutally (62tentihricd by the Corp-urmiort and holders fat least a rniqurity aril %Tajo% power of all then notstandini Fak22DS Of ilreTmed S:rock. (iii) in the event the requinffnents of Section 2(v) arc not eumplied with, the Corporation shall forthwith either (A) cause such closina to be postponed until such time as the requiremenrs Section 2 have been complied with; or (B) calneel NI.11:1 thrnsacilloa, Lit which c•ircnt Lhe rights, preferences and privileges of the holders (4 the Series A Preferred Stock shall WV:111D arid be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred Lu in Emotion 2(c (E',) hereof. (iv) The Corporation shall give each huffier of record or . A Prefcrrcr4i Siu4k well= notice .of klen impending transaction not later Lh.an twenty (20) da,v.s prior to the stockholders' meeting call.ectIO Sprmve s4geb irangaciioa„ or twenty (20) days prior to the closing of such transaction, whichever i% Cartier, and shall alw rival holders in veritirq of the final approvoI of such. krnrissetion. The 6r-sit of such notices shall deKribe the material terms and c:ondi Lions ufthe impending transaction und dk pruvls.loirs of !his Sectiou „ taxi I he corpolvtion shall (hereafter give such holders prompt notice of any material changes:Mc transaction shall In no event take pine sooner than twenty (211) days after the cormrai ioet teas given the first nutlet provided Inv horain or sootier thorn Con tloys alier the co.rporatirm has given ihotic,eofary rrozriiLL changes pi-might for herein, provided, however, that tr.mir periods sot forth in this paragraph rriLv be .Mkorlencd van Lho writer a Donscot or ;he holders •kries A Preferrva Sloth that are entitled to *-uch notice rights or similar notice rights and that reprcsen( aft !east a trikiarity of ie voting power Qral I then outstanding shares of such Scree* A Preferred Stock. 3. llarlenrotion. Hie Series A Preferred Stock shares lire reinmrlea-niablo other that up an the mina) agreement of the Company airs the hulder )111:;krir in b rcdowned. and even in such rase only to the e.ogri. permitted by this Ceolllicawo r De lgnatiom die Corporation's Arlieles of Incorpcpradon and applicahla law. 4. Conversion. Llic holders of the Scrim A Preferrad Stock, shall haw conversion rights, as Follows (the •:Cenversien (a) Rita -Convert. 'Subject to Se lion 1(40, each Ahalre Series A Preferred Stock shall ho convertible, al the option oldie holder thoteter, at any time after the. date of i&tuarkee Of A)nh share, at the office of the Corporation or aro. tilinsier M tn Ifor such stock, into Each number paid and nonamaragablc shares of CDMIELOn Frtik,k S i deittrthi bid by dividing the tlrigirrat Is-sue Price of the Series A Prerermd Stela by die Swim A Conversion Price applicable ro gueb share, eletorrnimad as h.:leggier provided. in efre= on the date the certilie-tile is Amman!:lerecl for eernversia.n. '1.he Series A ConYer6ion Price per .hare. shall Ear SO..00 I for shares of Series A kkrefrired. Stuck. Ift) Con:iv:go, Each share of Series A Prticricil Stook shall automatically he converted into shares of COMZEIDT1 Stock at alit applicable StrieE. A Conversion Price in effect for sneh Awn immediately upon the earfiel of (i) except as provided below id Section 4(c), the Corporataon's sale of ills Corratori Steck jet a public offe.rin pwaus tn. tn a subjoin:Lim staterivetil. under the Soeuritiw Act of I.1)31 arargled; (ii} ri liquidation. dissolution it winding up of the Corporation as &fined in section 2(c.) above but subject tc any Liquidation prefer crifee Nquil rixl by awl km 2(4 show.,. ckr (iii) the date specified by written consent or zip- cement of the holders . rrizijiNity o1 the then ouistandioR shares of Series A Pt forred RDA. (e) Ilicelhari iv* gf_ruy.Ersion. Refine any holder a A .d Stock shall bc untitkd to convert fhe Lame into nhares pi:Common Stock, such holder shall surrender the Cort5fl carte or tertitirztrs therefor, duly endorsed, til Ehe office of die Cafravration or of any trans.ter agent for thc Scrim; A Pre itvred SLOCk, and shall give knitter' ionic [Cr the Corporation at Lt rtrinoipal corporate office, of the eicetion.1cf convert the same .and hill I %talc thurtinllx route, or rizirriOS in ...which Ihc gertificd.tc or certificates ror shares of Common Stuck arc to bc iswi.td. The Corporzniun shall, tIS soon as prallioble thcicarlter- imaro and deliver at such office to such Itoidcr of Series A Prererved Sterl or to the nominee rAirnioecs of Shell ltol th r, B. corgi ficate or certificates 111.1rnber Of ShareS of Common Steck to WhiCh SUCI1 holder bt entitled as aloresaEd_ Such ,X}rIVCCALCM Shall be denim' to have been made immediately prior ko the dust Eir t suoh SLIEIVIder of tie shams Or SelidA. A Eirefettv:I Stuck [CI be canvertedl and the person or rorsona entitled in mc.cive. the sEeres of Common Sauk L-t.uahlt; upoh Stith NrrirCrStori sihall he rmirt.ed for an purposes as [he record hoick!' or holders of %Joh shams of Camino] Stock as of such date. If tho conversion is in cortnection with an ti]derwritten ciferng cif ScOPritieR ro.Bistmed pursuant to the. Secall:les Am of 19.33, the cofwels[on may, at the option of any holder tendering Strict' A Preferred. Stock for convelsion., be cgoditiuncd LIPon thc closinkR with the. underwriters of it sale of Kt...uric:los pursuant to such offering_ in which event au; pmson(s) eniiticd to receive -Common Stook- upon conveniion of such. Series A Preferred Stock shall nOt b dcvned tc have conver,cd such Saila A Preferred Stock until irrimediatvly prier to the Closing Of 5r, h fialc of s4c wit Le& cnnvcrslau Price Adrusitrienm lat" Preferred Stock for C.:ertaLo Sexics A Conversion Price shei;L Q(litigrileat frOITI time. to time aR f011OwS. (i) Iii the event the el:lull:madam should. at. Any time or rittli iltl>re t'4 vine after (ha puraase dig WW1 respect to any uhikru Suitt. A PrcrcrrEd Nadi. 1:1A a etcard dale rut the effeghiedeo oft' sp]iE or SufrEivisi..nn of the outstanding- shares oiCOrnmpri Stock or the determination of hniders of Common Sgock entitled to receive a dividend ur other disiribaban payabLe in additipnal sharps ofCorums Stwk or other SCCI,IritiCi. Or ri5hts convertible into, or totitlhv the holder thffreei tu receive directly or ind.imet.13., additional stiatts ofCOUNITIff Scack Okunimairkt.r rurffriedi lc) as 4f Effillbun Strialivivaicnte) without payment of any -consideration by such holder for the additional shams or Common Stook of dm Common Suck Equivulc111.5 (including the additional shares of Common Slack issuable Cr irocrsion or exorcise thereof), LINCS. as of such liscarcl date (or the data flytribution, spa or StheliViSiGh if no reemi date is fumed), the Series A Correursion Price, as. the •c,55c inay be, thall, be apprcirrialtly decreased so that the number of shares of airrIMOn Sick issuabre on conversion of sham ofsueb series LOH!l be ingroaged in proportion to such inacuse Pitts aug.gegate or hurts or Onmirricip Somk outstankliiig agid those Sea„ Le. wish res,pcut ire such cornm-in stixk Equivaiggns with the nutribrr or shares issuable with respect to Common Stock &Rival:lets determined irtviri time to time as. provided in Section 4(d.)(ii i) below. (ii) If the numhcr or5 hares of common Sleek outsmilding at any time Elf= the pusehase date of any shares of Secrieq A IPreferred Stock Es decreased by a combination of the outstanding shares of Commoct Slot f the Series A Corrvemboo Price shall not he 'Acreage:10r udi LIDA' and the. number of shares oftorarnon Stack isauabLe on cone ion of Each share of' Series. A Preferred Swell shalt nut L decnnsed or adjusted_ Ciii) The fol lowinAt pcoviaions 5411 appbr for purrimet3 of this Section 4(6)1 (A) T h g aggregate maaimuro number of shares uf Commoo Stock deliverable upon comp.-L.163u or !m em is of Common SEack Li uimalents (usEurnimg She satisfinion of any conditions to convertibility or exeleimbility, including, without 'imitation, the passage or time, het without Liking into account potential antidilurion adjustments.) shall be deemed to have 13con i99u4d al the lime such Common Stock Equivalents wore issued_ (13) In the event of ouy Ghoikgr in the number uf sharc6. rif Common Stock deliverable or in the consideration payable to the Corporation upon convcrsiun err extreise of such Common Stuck Egigvalerts. including.. but not limited to, o change C ultiasp from the thereof. tho Series A Conversion Price, to the extenL in any way sifeeted bye ur ccsin.puuld usin,i;r, such Common Stnck. Fluivalents„ dal] he recomputed to reDect such ch®ng but no further F3j usfment shall be made fur the aetual issuance. uf Common Stack or any payincril of such Grins idea ion upon Ili C)CaraLw of any such Lvtiorig nr Vits or the ZOTWOrSiOnortXChange uf such sec urities. (c) Upon the termination ta aspiration of the or excnis:Rbility of any !web Coalman Stnek Rquivaionu, the Sric:s A EnrivoRion Price, to Elie extent in any way affected by nr computed uning such Cornmce Stock shall be necomputed to reflect the issuance or only the number al:shams of (Inman Stack (and Common Stuck Equivalents Fermin convertible or exen;isabLe) WWI Hy lssared upon the conversIon or exec axe of such Gammon 8tuck 13quivniena (c) Crihmr Dectriti kt n%. ln the event the Corporation 5 hal I declaim distri:mtion payable in swan:Lies uf utti.cr posurb, evidences or iEdebtedrtess issued by (he Corporation or other persons, 12155ffrS (Ind ming, r.-ash dividends) or options or rights not referred to in Stction4(4Xiii.), then. in each such case for the purpose oriatis Sectiuo 4(e), the holders nfSerirs A Preferred Stick stall he entitled to a proportionate share of ony such distribution as thoug,h they were the holders of the manlier of care of Common Stack of the earpotation into which their sharos of Series A Preferred Stock ore comertible as of the rixord date fixed for the determination of thc holders of-Common Stock of the corporation entitled to recelve. such di strihution, ({) & M IMI Ifrht itralp I f at any time or from time w time there shall IN a mcnnitalimition or the (Alumina SaxN.-.k (i.uher than a subdivision, cornInIrsuina or merger or sale of assetS arati section provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Siviie6 A Preferred Stock shall thereafter he entitled to receive up 3n conversion or the Series A Preferred Stook the number of shares of stock or other securities or PIN** or tiic CrAnfiNV or otherwise, to which a holder of Common Stock detiyerabie upon conversion wuuld have been entitled cm such recapitalization. Ln any such cam, appropriate acqualincet shall bc made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitaliznion to the end that the provisions of this Section 4 (including adjustment of the Soles A Com,ersion Price then in effect and the number of shares purchasabke upon conversion of thC Series A Preferred Stock) shall be applicable after that event and be as neorly equivalent as practieahle. (0 NamiI1rramIni, The Corporation will not, by smeodment ire Articles of incorporation or through any [Immunization, recapitali7ation. trumfer of [Issas. cunsolidatioa, rrienier, dissolution, issue or sale of securities or any other voluntary action. avoid or seek to avoid the ohservanCe or performance. of any of the teams to be observed or performcd hereunder by the Corporation., but will at all times in good faith assist in the oirrying out of all the provisions of this Section 4 and in the taking of all such action as may he necessary 01 upproprimc in ardor to protect the Conversion Rights of the holders of the SerfiGS A Preferred Stack against impairment. rad-Iona! Sharem and Certirse_atc AllitattneW-se (i) No fractional shams shall be issued upern the eanverSiOtl of any share or shares -of the Series A Preferred Stuck. and the number of shares of Common Stock to be issued shall be. rounded to the nearest whole share. Whether or notfractional sh4110. arc issuallle upon such conversion shall be determined OR the basis of the Total number of slums of Series A Preferred stoa the holder is at deer time converting Into Common Stock and the number of starts of Common Stock issuable upon such aggregate conversion. Oil. Upon the octurrence of each adjustment or readjustment of the Series A Conversion Price ixzsuant to this Section 4. lite Curporatina, at. Fla expemcc, .she promptly compute such adjustment ar feadjustraeni I eeixrdance wish the tenets her Dili and prepare and tarnish to each holder of Series A Preferred Stook a oezrtificate setting forth 6uch adjustment nr readjustment and showing in detail the facets upon which such adjustment ar xsadj is btiscl Thu Corwruilion up., the; wrie.co request art any time of any holder Ed Series A Preferred. Stock furniAh CRI,19-0 to be furnished to such holder a like certificate setting forth (A) such actiustrnerit and readjustment, (B) the Series A Conversion Price far the Series A Preferred Stock at the time in effect. and (C) the number of shares orCommon Stock arid the amount, if any, of other propwty which at the time would be received (moo the conversion of a share of Series A Preferred Stmk. (i) Tcrtaees of Record ftqc Jri the event of any taking by tile of a riecord of the holders of any c LOIS Or sannitics frir the purposc of deb:mai:TT the holders thereof 'An are entitled to. receive any dividend Other than a cash divicknd) or other distribution, any right to sobscribc for, pua-chase or otherwise &quire any shines of swok. of any ChM or any othtv sccuritics or prorcrty, or to receive any one'. right, the roqx3ration mail to each holder cif SerieB A !It tcrred. Stock, al Iasi 20 days priar to the date gpt cified therein, o geLige specifying the dale 'ti oiklch any such record is to be taken for tic purpose of sigh divkland, -distribaLion or right, arid the Biwa% and charnicr of such dividgrid, distribution or riOL (j) Reservation of Stock listrabk Carron Oarrviariiinn, The Corporation shall it all times reserve and heap availabit out of its authorized but Unissued Shares of Curnmon Stuck, s-o3ely for the pufpose of effecting the conversion of the shares of ths Series A PrelretTmJ Smek: Ruch number oil% shams &Common Stock es shall from tinac to time he suffloiain to dffoct tLie crave/94m ur ell CutsLiuncling shertis of Series A ]'referred Stock; and if at any time the number of authorized INT orilssti4d shares of Common Sbuck s3ta11 not he rintricient to effect the enineEnion or All then outstanding shirts of SrAes A Preferred Stork , in addition to such other remedies as shall b4.1 available to the Itokler suth Stles. A Prererretl Stmt.:, the Cnrnoration take such Mg:crate action as may, in the opininn ref in. COUnEel be nix-mu), laa inure- kise its authorized but 'unissued shams kof Corn.trrou Stixk to such or.unba orsharcz aa shall be SUITICiCilt for such purpMCS, In4luding, witbust ect,gtging in ban efforts to nblain the requisite kltoldcrapptx of any necessary amendment to dd..; Cert5ficate Inenrprrration, {k) hifttika.Ajiy EiCiLku required by the provisiona of this Scetion 4 to be given Eo the holders cif ammo!' StrEet A Prefen'ed. Stock shall he deerrred gives it`depel.ind in the United States mail, pona.se prepaid, mil addressed to each hulgAT of mur d a4 his iiddrcys arnarin beaks or Ihr COrporaliOn. VolimE Hirbts. The holier of each sham Scrics A P'refsreed. Stock shall have the right tune vote Erg CELCh. shave Of ('0111.115011 Sneak inta which Sue,..h Sri A Preferred Siluck could thin) be eorrverced, on an as-co.overted basis, and with respect to such vow, suck hulder dal l have Ail I voting righis and powers equal to the voting rights and powers .f the hoiarb. 0.f Common Stock, wod shall be entitled to notkc of any stockholders' rneetinR in sec lance with the by]a.A.s. 0114 Corporation. and Shall be entitled lo wote, together with holders oaf Commix With TOSpetC1 1.0 dtky gluegian upon which holders oiCurninon Stock have the right to vole. Fractional ▪ COS shall nal, however, be permitted and any fractional voting riga% ayailable on an as-converted baSiS (arta aggrogaling all shams into which shares at-Series A Preferred StOcl.belc byegiCh trader multi be converted) shall be rounded to the nearest whale niunhcr (with one-half Ding rounded upward). Eamaycluedrawm. Subject to the rights of a. series of Preferred Stook 'which :my from limo to time come into exi..9tence. au Long as at least an aggreg;aLe of 200,000 shores of Series A ProfetTed Stock arc cotstanding, the Corpration shall not without tilSt the morel's] {by vote nr writteo consent, as provided by h,...) ortlw huldeps ofa.5. Lem a Inajorky rho then oiinstanclin shares of Series A Preferred Stock: fB) amend or repeal any provision of the Company'A Articles cf Incorporginn or bylaws if such ecti n kuould materially and adversely chimp the rig-0,, pmferecims OT privileges or the Series A Preferred Strydc.: ch.) i r I Mt' srr LiMitaSE (artherthnn b redemption or conversion) the total nuanber of authorized shares of Series A Preierred Stock; or (0) redeem Eharcs of Cornrnun Stock Other than shares repurchased upw-L lamination Of lin °rhea, employee or director pursuant lo a restricted stock purchase. Agreerstent)_ . Status of Converted Stock, En the event any shares of Series A Preferred Stock shall be ekinverted pursuant to Section hereof, the shares so anavertecl shall be 'Nance icd and shun not be re-lgsnable by the corporation, 1.111TNESS WHEREOF,. the undersigned has. duly signed this Cie9iBtiza;,•ort as of this r clay of October, 2020. UONLEVE CORPOKA.TION., a Nevada Ctirporotion By: Narnim Raymond Fu Title: Chief" Executive Officer